Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Second Quarter Results and Suspends Dividend

August 14, 2009
Medford, Wisconsin

Today, Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported a net loss to common shareholders of ($1,252,000), or ($.76) per common share, for the quarter ended June 30, 2009. This compares to net income of $207,000, or $.13 per common share for the first quarter of 2009, and net income of $500,000, or $.30 per common share, for the second quarter of 2008. This resulted in a net loss of ($1,045,000), or ($.64) per common share, for the six months ending June 30, 2009, compared to net income of $903,000, or $.55 per common share, for the first half of 2008.

James F. Warsaw, President and CEO stated, "The second quarter proved to be a very challenging one for the banking industry and for us as the state of the economy continued to negatively impact our borrowers, both consumer and commercial, through rising unemployment rates and falling commodity prices. Unemployment rates in five of the eight counties we serve reported unemployment rates in excess of the state average of 9.2%. Unfortunately, this often translates into rising delinquency rates. The continued decline in milk and corn prices has put severe pressure on the cash flows of our agri-business customers, especially our dairy farmers. Our borrowers are also feeling the effects of the economy as commercial and residential real estate values continued to drop, in part due to increasing levels of foreclosure sales and reduced consumer confidence. In evaluating the overall impact of the economy on our loan customers, the decision was made to increase our allowance for loan losses by taking an additional $2.0 million loan loss provision during the second quarter. Our provision for loan losses for the second quarter 2009 was $2,750,000 compared to $750,000 for the first quarter 2009, and $705,000 for the second quarter of 2008. Our coverage ratio of the allowance for loan losses to total loans is now 2.12% compared to 1.25% at year end. The first half's results were also impacted by a FDIC special assessment of $230,000, which were partially offset by a gain on the sale of securities in the amount of $453,000. After taking into consideration second quarter losses, capital levels for the bank and holding company continue to exceed all well-capitalized standards at June 30, 2009."

Nonperforming assets increased $1.9 million to $14.0 million at June 30, 2009, compared to $12.1 million at December 31, 2008. The increase was attributable to three commercial credits that were placed on non-accrual. Net charge offs for the quarter were $302,000, or .08% of average loans, compared to $140,000, or .04% of average loans, for the first quarter 2009, and $577,000 for the second quarter 2008.

Net interest income for the quarter was $4.1 million, consistent with the first quarter of 2009, as compared with $4.2 million for the same period one year ago. The Company's quarterly net interest margin was 3.53% at June 30, 2009 comparable to 3.56% at March 31, 2009 and down 28 basis points from 3.81% at June 30, 2008.

"On average, loans were $365.4 million for the second quarter 2009, down $2.3 million from the fourth quarter of 2008, reflective of the soft loan demand we experienced across all markets. On a period-end basis, loans were $359.1 million at June 30, 2009, down $5.3 million from December 31, 2008, representing declines in agricultural loans and residential real estate mortgages, which were impacted by consumer refinancing," said Mr. Warsaw.

Deposits, on average, were $382.0 million for the second quarter 2009, up $12.8 million compared to the fourth quarter 2008 and up $20.0 million from the second quarter 2008. "As customers continued to move money out of the stock market, we benefitted from increases in lower-cost core deposits. This increase in core deposits enabled us to reduce the level of our brokered deposits to $30.6 million at June 30, 2009 as the liquidity needs of the bank declined. The year-over-year growth in core funding is primarily attributable to interest-bearing deposits, money market accounts, and certificates of deposit.

During much of the first half of 2009 the Federal Reserve stimulated the housing market with lower interest rates. Mr. Warsaw reported "Many of our mortgage customers took the opportunity to refinance their mortgages into lower fixed rate mortgages. Our mortgage loan origination unit closed $15 million during the second quarter 2009, resulting in total new loans of $27 million being originated and closed during the first six months of 2009 compared to $11 million for the first six months of 2008. This activity resulted in mortgage banking income of $290,000 for six month period compared to $161,000 for the related period in 2008." Rising mortgage rates in the second half of 2009 have dampened the demand for refinancing and mortgage applications have fallen off sharply. If mortgage rates remain at the current level or increase we would expect mortgage banking income to decrease during the second half of 2009.

Our total noninterest income for the second quarter 2009 was $1.5 million, up $610,000 from the first quarter 2009, and up $447,000 from $1.1 million in the second quarter 2008 as a result of the $453,000 gain on sale of securities realized in the second quarter and the increase in mortgage banking income of $97,000. These increases were partially offset by a decrease in trust service fees due primarily to the decline in the value of assets under management on which fees are based, and a decrease in deposit fees.

Total noninterest expenses were $4.9 million, up $1.08 million from $3.8 million in the first quarter 2009, and up $1,043,000 from $3.8 million in the second quarter 2008. The FDIC insurance assessment increased $441,000 over the prior year quarter, and $589,000 over the first six months of 2008 due to an industry-wide increase in insurance premiums and a special fee assessed to all banks. Expenses associated with holding Other Real Estate Owned during the first six months of 2009 have increased $838,000 compared to the same period in 2008. Among these expenses were impairment write-downs totaling $777,000 and losses of $66,000 from the sale of two properties sold during the second quarter.

"We implemented a cost reduction plan in January which included the elimination of 10 full-time equivalent positions, a reduction in the company's contribution to the 401K plan, a conversion to a fully insured HMO plan and decreased other controllable expenses which have resulted in savings of $653,000. Unfortunately, these efforts have been surpassed by the $589,000 increase in FDIC assessments and the costs associated with legal, collection and other expenses related to troubled loans and foreclosed properties.

As a result of the disappointing operating results, the Board of Directors has suspended the payment of a semi-annual dividend that would have been paid in August 2009. "Despite these trying times, our Board of Directors and staff are fully committed to implementing the appropriate steps necessary to return the company to profitability in the near term," Mr. Warsaw said.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans,
(iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price, (v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2008 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
                                                                     Three Months Ended                  Six Months Ended
                                                              June         June                     June          June
                                                               30,          30,       Percent        30,           30,       Percent
 (dollars in thousands, except per share data - unaudited)    2009         2008       Change        2009          2008       Change
Interest and dividend income:
Loans, including fees                                        $5,802       $6,487       -11%       $11,640       $13,198       -12%
Securities
Taxable                                                         855          793         8%         1,656         1,568         6%
Tax-exempt                                                      113          143       -21%           241           315       -23%
Other interest and dividend income                               52           56        -7%           107           136       -21%
Total interest and dividend income                            6,822        7,479        -9%        13,644        15,217       -10%
Interest expense:
Deposits                                                      2,030        2,517       -19%         4,154         5,358       -22%
Short-term borrowings                                            28           44       -36%            57           105       -46%
Long-term borrowings                                            490          590       -17%           972         1,197       -19%
Subordinated debentures                                         153          153         0%           307           307         0%
Total interest expense                                        2,701        3,304       -18%         5,490         6,967       -21%
Net interest income                                           4,121        4,175        -1%         8,154         8,250        -1%
Provision for loan losses                                     2,750          705       290%         3,500         1,635       114%
Net interest income after provision for loan losses           1,371        3,470       -60%         4,654         6,615       -30%
Non-interest income:
Service fees                                                    300          349       -14%           602           703       -14%
Wealth management                                               316          358       -12%           603           693       -13%
Net realized gain on sale of securities available for sale      453            0        NM            453             0        NM
Mortgage banking income                                         168           71       137%           290           161        80%
Other operating income                                          268          280        -4%           452           531       -15%
Total non-interest income                                     1,505        1,058        42%         2,400         2,088        15%
Other-than-temporary impairment losses, net
Total other-than-temporary impairment losses                     85            0       100%            85             0       100%
Amount in other comprehensive income, before taxes               73            0       100%            73             0       100%
Total impairment                                                 12            0       100%            12             0       100%
Non-interest expenses:
Salaries and employee benefits                                1,965        2,274       -14%         4,170         4,721       -12%
Occupancy                                                       487          538        -9%           964         1,059        -9%
Data processing and information systems                         151          198       -24%           328           383       -14%
Operation of other real estate                                  886           72        NM            963           125        NM
Legal and professional                                          239          177        35%           447           360        24%
FDIC assessment                                                 452           11        NM            610            21        NM
Other operating expenses                                        701          568        23%         1,200         1,239        -3%
Total non-interest expenses                                   4,881        3,838        27%         8,682         7,908        10%
Income (loss) before income taxes                            (2,017)         690        NM         (1,640)          795        NM
Provision (benefit) for income taxes                           (923)         190        NM           (823)         (108)       NM
Net income (loss)                                           ($1,094)        $500        NM          ($817)         $903        NM
Preferred stock dividends, discount accretion, and premium
amortization                                                    158            0        NM            228             0        NM
Net income (loss) available to common stock                 ($1,252)        $500        NM        ($1,045)         $903        NM

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income (Unaudited) - Quarterly Trend
(in thousands, except per share amounts)
                                                 June 30, 2009  March 31, 2009  December 31, 2008  September 30, 2008  June 30, 2008
Interest and dividend income:
Loans, including fees                                $5,802          $5,838            $6,161              $6,359          $6,487
Securities:
Taxable                                                 855             801               804                 802             793
Tax-exempt                                              113             128               137                 143             143
Other                                                    52              55                57                  52              56
Total interest and dividend income                    6,822           6,822             7,159               7,356           7,479
Interest expense:
Deposits                                              2,030           2,124             2,345               2,434           2,517
Short-term borrowings                                    28              29                38                  37              44
Long-term  borrowings                                   490             482               576                 593             590
Subordinated debentures                                 153             154               153                 154             153
Total interest expense                                2,701           2,789             3,112               3,218           3,304
Net interest income                                   4,121           4,033             4,047               4,138           4,175
Provision for loan losses                             2,750             750               935                 630             705
Net interest income after provision for loan
losses                                                1,371           3,283             3,112               3,508           3,470
Noninterest income:
Service fees                                            300             302               343                 366             349
Trust service fees                                      251             234               254                 285             288
Investment product commissions                           65              54                42                  89              70
Net realized gain on sale of securities
available for sale                                      453               0                 0                   0               0
Mortgage banking income                                 168             122                72                  56              71
Other operating income                                  268             183               226                 205             280
Total noninterest income                              1,505             895               937               1,001           1,058
Other-than-Temporary Impairment Losses, Net
Total other-than-temporary impairment losses             85               0                 0                   0               0
Amount in other comprehensive income, before
taxes                                                    73               0                 0                   0               0
Total impairment                                         12               0                 0                   0               0
Noninterest expenses:
Salaries and employee benefits                        1,965           2,205             2,018               2,328           2,274
Occupancy                                               487             477               463                 474             538
Data processing and information systems                 151             177               169                 196             198
Operation of other real estate                          886              77                79                 337              72
Legal and professional                                  239             207               205                 198             177
Goodwill impairment                                       0               0               295                   0               0
FDIC assessment                                         452             159               152                  47              10
Other operating expenses                                701             499               561                 580             569
Total noninterest expenses                            4,881           3,801             3,942               4,160           3,838
Income (loss) before provision for income taxes      (2,017)            377               107                 349             690
Provision (benefit) for income taxes                   (923)            100                59                  58             190
Net income (loss)                                   $(1,094)           $277               $48                $291            $500
Preferred stock dividends, discount accretion,
and premium amortization                                158              70                 0                   0               0
Net income(loss) available to common stock          $(1,252)           $207               $48                $291            $500
Earnings (loss) per common share:
Basic                                                $(0.76)          $0.13             $0.03               $0.18           $0.30
Diluted                                              $(0.76)          $0.13             $0.03               $0.18           $0.30

Mid-Wisconsin Financial Services, Inc.
Financial Data
                                              Three Months Ended     Six Months Ended
                                             June 30,    June 30,    June 30,    June 30,
                                               2009        2008        2009        2008
PER SHARE DATA
Earnings (loss) per common share:
Basic earnings (loss) per common share        ($0.76)      $0.30      ($0.64)      $0.55
Diluted earnings (loss) per common share       (0.76)       0.30       (0.64)       0.55
Cash dividends per share                        N/A         0.11        0.11        0.33
Book value per common share                   $21.02      $21.26      $21.02      $21.26
Weighted average common shares outstanding:
Basic                                          1,645       1,642       1,645       1,642
Diluted                                        1,645       1,643       1,645       1,642
Dividend payout ratio (1)                       N/A         36.2%      -17.3%       60.0%
Stock Price Information:
High Bid                                      $16.25      $23.50      $16.25      $24.00
Low Bid                                         8.50       20.67        7.55       20.67
Bid price at quarter end                       13.15       21.00       13.15       21.00

KEY RATIOS
Return on average assets                       -1.00%       0.42%      -0.42%       0.38%
Return on average equity                      -10.84%       5.70%      -4.86%       5.15%
Equity to assets                                9.26%       7.43%       8.74%       7.45%
Net interest margin (FTE)                       3.53%       3.81%       3.55%       3.79%
Efficiency ratio (FTE)                         85.85%      72.18%      81.18%      75.18%
Net charge-offs to average loans                0.08%       0.16%       0.12%       0.23%
Allowance for loan loss to period-end loans     2.12%       1.37%       2.12%       1.37%

(1) Ratio is based upon basic earnings per common share

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
(unaudited)
                                                                 As of        As of
                                                                  June       December
                                                                   30,          31,          Percent
(dollars in thousands, except per share data - unaudited)         2009         2008          Change
ASSETS
Cash and due from banks                                         $7,113        $9,605           -26%
Interest-bearing deposits                                        4,014            20            NM
Federal funds sold                                               5,528        22,300           -75%
Securities                                                      92,836        81,038            15%
Loans held for sale                                              8,931           484            NM
Loans                                                          359,080       364,381            -1%
Allowance for loan losses                                       (7,600)       (4,542)           67%
Net loans                                                      351,480       359,839            -2%
Accrued interest receivable                                      2,341         1,986            18%
Premises and equipment, net                                      8,566         8,965            -4%
Other investments - at cost                                      2,616         2,616             0%
Other assets                                                    14,115         9,128            55%
Total Assets                                                  $497,540      $495,981             0%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                                  $48,166       $55,694           -14%
Interest-bearing deposits                                      320,892       329,981            -3%
Total deposits                                                 369,058       385,675            -4%
Short-term borrowings                                           20,074        11,311            77%
Long-term borrowings                                            50,929        49,429             3%
Subordinated debentures                                         10,310        10,310             0%
Accrued interest payable                                         1,395         1,718           -19%
Accrued expenses and other liabilities                           1,147         1,733           -34%
Total liabilities                                              452,913       460,176            -2%

Total stockholders' equity                                      44,627        35,805            25%
Total Liabilities & Stockholders' Equity                      $497,540      $495,981             0%

Nonaccrual loans                                               $11,411        $8,949            28%
Other real estate                                               $2,053        $2,556           -20%
Net charge-offs                                                   $442        $2,832            NM

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
                                          Three Months Ended       Six Months Ended
                                           June        June        June        June
                                            30,         30,         30,         30,
                                           2009        2008        2009        2008
EARNING ASSETS
Loans (FTE)                               6.38%       7.22%       6.44%       7.41%
Investment securities:
Taxable                                   4.49%       4.82%       4.66%       4.84%
Tax-exempt (FTE)                          6.18%       6.55%       6.26%       6.36%
Other                                     0.79%       2.60%       0.81%       2.86%
Total interest-earning assets             5.80%       6.74%       5.89%       6.90%

INTEREST-BEARING LIABILITIES
Interest-bearing demand                   0.66%       0.76%       0.66%       0.93%
Savings deposits                          1.43%       1.71%       1.47%       2.05%
Time deposits                             3.27%       4.30%       3.40%       4.49%
Short-term borrowings                     1.11%       1.54%       1.15%       1.78%
Long-term borrowings                      4.12%       4.52%       4.12%       4.64%
Subordinated debentures                   5.98%       5.98%       5.98%       5.98%
Total interest-bearing liabilities        2.70%       3.39%       2.77%       3.59%

Net Interest rate spread (FTE)            3.10%       3.35%       3.12%       3.31%
Net interest rate margin (FTE)            3.53%       3.81%       3.55%       3.79%

Average Balance Sheet (in thousands)
Loans                                 $365,438    $362,082    $365,119    $359,235
Deposits                               382,044     362,059     381,711     360,801
Assets                                 500,149     475,203     496,265     473,670
Stockholders' equity                    46,317      35,305      43,383      35,284